                                                                    Exhibit 23.2









                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2002, with respect to the financial statements of Goodman Fielder Limited included in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-107085) and related Prospectus of Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc. and Burns, Philp & Company Limited for the registration of $210,000,000, 10 3/4% Series B Senior Subordinated Notes due 2011.


                                                /s/ Ernst & Young






Sydney, Australia
March 5, 2004